Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (File No. 333-286356, File No. 333-291353, and File No. 333-288554) (together, the "F-3 Registration Statements") and in the Registration Statements on Form S-8 (File No. 333-282033 and File No. 333-287741) of BitFuFu Inc. (the “Company”) of our report dated April 28, 2026, relating to the audit of the consolidated balance sheets of the Company as of December 31, 2025 and 2024, and the related consolidated statements of comprehensive income, stockholders’ equity, and cash flows in each of the years for the three-year period ended December 31, 2025, and the related notes included herein, which appears in the annual report on Form 20-F of the Company for the year ended December 31, 2025.

We also consent to the reference to us under the heading “Experts” in the F-3 Registration Statements.

/s/ WWC, P.C.
San Mateo, California	WWC, P.C.
April 28, 2026	Certified Public Accountants
PCAOB ID: 1171